SECOND AMENDMENT TO OPERATING AGREEMENT
                            OF PARK AT HIGHLANDS LLC

     THIS SECOND AMENDMENT TO OPERATING AGREEMENT OF PARK AT HIGHLANDS LLC (this "Second Amendment") is made as of the 31st day of December, 1997 by and between AL FELD, an individual ("Feld"), and WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation ("WPHC").

                                    RECITALS

     A. Feld and WPHC constitute all of the members (collectively, the "Members") of Park at Highlands LLC, a Colorado limited liability company (the "Company"), which is governed by that certain Operating Agreement of Park at Highlands LLC dated as of April 27, 1995, as amended by First Amendment dated December 29, 1995 (the "Operating Agreement").

     B. The Members now desire to further amend the Operating Agreement as set forth herein.

     C.  Capitalized   terms  not  otherwise   defined  herein  shall  have  the
definitions set forth in the Operating Agreement.


     NOW, THEREFORE, for and in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Feld and WPHC hereby agree to amend the Operating Agreement as follows:

1. No Acceleration of Incentive Fee. In consideration of the early funding of the Final Closing Capital Contribution and the early payment of the Construction Loan by WPHC, Feld agrees, for himself and his heirs, personal representatives, successors and assigns, that the acceleration of the payment of a portion of the Incentive Fee and the calculation of the Incentive Fee as equal to the Target Fee, all as provided for in Paragraph 4 of Exhibit P to the Operating Agreement, are hereby irrevocably waived by Feld. Accordingly, Feld and WPHC agree that Paragraph 4 of Exhibit P to the Operating Agreement is hereby deleted in its entirety and shall be void.



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2.   Single-Member  LLC.  Feld and WPHC hereby agree that,  notwithstanding  any provisions to the contrary in the Operating Agreement, the Company shall continue in existence and its business shall be continued after the transfer to WPHC of all of Feld's interest in the Company pursuant to the Call Option. The Articles of Organization shall be amended to permit continuation of the Company as a single- member limited liability company and, upon such amendment to the Articles of Organization, the Operating Agreement shall be and hereby is amended to conform thereto.

3. Full Force and Effect. The Operating Agreement, as specifically amended herein, is hereby ratified by the Members and shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one agreement binding on the parties hereto, notwithstanding that all the parties may not have signed the same counterpart. Signature pages from one counterpart may be removed and attached to another counterpart to create one fully- executed document.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS  WHEREOF,  the parties  hereto,  being all of the Members of the
Company, have executed this Amendment as of the date first written above.

By:      /s/ Al Feld
         --------------------
         Al Feld

WELLSFORD PARK HIGHLANDS CORP.,
a Colorado corporation

By:      /s/ David M. Strong
         ------------------------
         David M. Strong, Vice President


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